                                                                     Exhibit 3.4

                           SWORN CORRECTIVE AFFIDAVIT

     We, the following individuals who has executed this Corrective Affidavit below, do solemnly affirm that:

     1. We are duly authorized to execute this Corrective Affidavit on behalf of the partners of GSE Clay Lining Technology Co., a South Dakota general partnership (the "Partnership");

     2. All of the partners of the Partnership have executed this Affidavit below.

     3. The Partnership amended its name form P.G. Technologies Co. to GSE Clay Lining Technology Co. by unanimous consent;

     4. The previous Affidavit of April 6, 2004, stating the name was GSE Clay Lining Technology Company was in error.

This Corrective Affidavit may be executed in multiple counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

               SWORN TO AND SUBSCRIBED THIS 13TH DAY OF MAY, 2004.

GSE LINING TECHNOLOGY, INC.

By:  /s/ C. WAYNE CASE
   ------------------------------
    C. Wayne Case, Vice President

STATE OF TEXAS
COUNTY OF HARRIS

     This instrument was acknowledged before me on the 13th day of May, 2004, by
C. Wayne Case, Vice President of GSE Lining Technology, Inc., on behalf of said corporation.


                                                /s/ JO W. ROBERTS
                                                -----------------------------
                                                Notary Public, State of Texas


                                                          [SEAL]
                                                      JO W. ROBERTS
                                                 Notary Public State of Texas
                                               My Commission Expires [ILLEGIBLE]

PARATECH, INC.


By: /s/ HARLAN A. SCHMIDT
   ----------------------------
   Harlan A. Schmidt, Treasurer

STATE OF SOUTH DAKOTA
COUNTY OF LAWRENCE

This instrument was acknowledged before me this 13th day of May, 2004, by Harlan
A. Schmidt, Treasurer, of Paratech, Inc., on behalf of said corporation.


                                            /s/ JOANN HANSON
                                            ------------------------------------
                                            Notary Public, State of South Dakota


[SEAL]

My commission expires: May 20, 2007

                                                                  EXECUTION COPY

                                                 Exhibit D to Purchase Agreement

                         AMENDMENT NO. 1 TO AGREEMENT OF
                    GENERAL PARTNERSHIP OF PG TECHNOLOGY CO.

     This Amendment No. 1 to the agreement of general partnership of PG Technology Co., dated as of August 31, 1989 (the "Partnership Agreement"), by and between Gundle Ventures, Inc., a South Dakota corporation, and Paratech, Inc., a South Dakota corporation (collectively, the "Partners") is executed by the Partners effective December 16, 1994.

                              W I T N E S S E T H:

     WHEREAS, Paratech, Inc. ("Paratech") owns a 50% general partnership interest (the "Partnership Interest") in PG Technology Co. ( "PG") and now desires to sell 99.999% of such Partnership Interest to Gundle International, Inc. ("GI"), an affiliate of Gundle Ventures; Inc. ("Gundle"), which sale is hereinafter referred to as the "Transaction;" and

     WHEREAS, to facilitate the Transaction, the Partners have unanimously adopted the following amendments to the Partnership Agreement, effective as of the date hereof; and

     WHEREAS, the Partners desire to evidence their adoption of such amendments;

     NOW, THEREFORE, the Partners agree as follows:

     Section 1.   CLARIFICATION OF TERMS. Certain definitions set forth in
Article I of the Partnership Agreement are hereby amended and restated in their entirety, as follows:

     "Affiliate" (i) with respect to Gundle, means Gundle Environmental Systems, Inc. ("GES"), Gundle International, Inc. ("GI") and any Person directly or indirectly, through one or more intermediaries, who (A) was at August 31, 1989, in control of, controlled by or under common control with Gundle or (B) at any relevant subsequent date is or was controlling, controlled by or under common control with Gundle, (ii) with respect to Paratech, means Paramount Technical Products, Inc., Bryan M. McGroarty, Patrick J. McGroarty, Harlan A. Schmidt and any Person directly or indirectly, through one or more intermediaries, who (A) was at August 31, 1989 in control of, controlled by or under common control with Paratech or (B) at any relevant subsequent date is or was controlling, controlled by of under common control with Paratech, (iii) with respect to Paramount Technical Products, Inc. ("Paramount"), means Paratech, Bryan M. McGroarty, Patrick J. McGroarty, Harlan A. Schmidt and any Person directly or indirectly, through one or more intermediaries, who (A), was at August 31, 1989 in control of, controlled by or under common control with Paramount or (B) at any relevant subsequent date is or was controlling, controlled by or under common control with Paramount and (iv) with respect to any other Person, means any Person directly or indirectly, through one or more intermediaries, who (A) was at August 31, 1989 in control of, controlled by or under common control with such Person or (B) at any relevant subsequent date is or was controlling,

                                                                       GSE 03560
controlled by or under common control with such Person. The term "control," as used in the immediately preceding sentence means, with respect to a Person that is a corporation, the right through the ownership of shares of capital stock held of record or through the exercise of a proxy or pursuant to a voting agreement to elect a majority of its board of directors and, with respect to a Person that is not a corporation, the possession, directly of indirectly, of the power to direct or cause the direction of the management or policies of the controlled person.

     "Facility" means a manufacturing facility housing a wide-sheet, sodium bentonite-to-high density polyethylene membrane application line and located in Spearfish, South Dakota or such other location in the United States as may be designated from time to time by the Management Board.

     "Sharing Ratio" means in the ration of 50% to Gundle, 49.9995% to GI and 0.0005% to Paratech.

     Section 2. ADMISSION OF ADDITIONAL PARTNER. GI is hereby admitted as an additional Partner as a consequence of the assignment to GI of 99.999% of Paratech's previous general partnership interest.

     Section3.    MANAGEMENT. Article IV of the Partnership Agreement is hereby amended and restated in its entirety, as follows:

                                       IV.

              MANAGEMENT OF THE PARTNERSHIP AND PARTNERSHIP ASSETS

     4.01. GENERAL. The Partners snail have equal rights in the management and conduct of the business of the Partnership and shall exercise such rights exclusively through decisions of the Management Board described in Section 4.03.

     4.02.   ADMINISTRATION.

             (a) The Partners intend that responsibility for various administrative functions, such as accounting, tax and legal will be assigned to Partners or to third parties as decided by the Management Board. The Management Board in determining such assignments shall have the authority to define the scope of the responsibility being assigned and the appropriate level of compensation for such assignment.

             (b) Any Partner assigned responsibility by the Management Board or pursuant to this Agreement for the conduct of a particular function shall not be held liable or responsible to any other Partner or to the Partnership for any losses sustained or liabilities incurred in connection with or attributable to errors in judgment or other fault of such Partner in carrying out its responsibilities, except that which is attributable to such Partner's gross negligence, bad

                                                                       GSE 03561
faith or fraud, and except to the extent such Partner shares in any such loss or liabilities by virtue of its Sharing Ratio.

     4.03. MANAGEMENT BOARD. The Partners shall participate in the management and conduct of the business of the Partnership through a Management Board comprised of three representatives who shall be appointed by Partners holding a majority in interest of the Sharing Ratio in the Partnership. Except as set forth in the succeeding provisions of this Section 4.03, the Management Board shall conduct its proceedings in accordance with such rules and through such committees as it may from time to time establish. The Management Board shall keep minutes of its meetings and of the actions taken by it.

             (a) Each Representative shall serve at the pleasure of the Partners holding a majority in interest of the Sharing Ratio in the Partnership and may be removed, with or without cause, by the Partners upon notice thereof given to the other Partners and to the other Representatives by the Partners holding a majority in interest of the Sharing Ratio in the Partnership. If a Representative should become unable to serve, or should resign, or be removed by the Partners holding a majority in interest of the Sharing Ratio in the Partnership, the Partners holding a majority in interest of the Sharing Ratio in the Partnership shall have the right to designate his successor by notice to the other Partners and to the other Representatives.

             (b) Meetings of the Management Board may be called by any Representative by giving five days' prior notice thereof to each of the other Representatives. Notice of each meeting shall state the date and time such meeting is to be held and purposes for which it is called. The place of the meeting shall be determined by the Management Board. Prior notice of any meeting need not be given if notice thereof is waived in writing by all Representatives or if the action in question is taken pursuant to the provision of the immediately succeeding sentence. Any action required or permitted to be taken at a meeting of the Management Board may be taken (i) without a meeting if at least two Representatives consent thereto in writing and such writing is filed in the records of the Management Board, or (ii) by means of a telephone conference in which at least two Representatives can hear and speak to each other (with the action taken during such telephone conference to be reduced to writing and filed in the records of the Management Board).

             (c) The presence at a meeting, either in person or by proxy (or the participation in the written consent or telephone conference referred to in the last sentence of Section 4.03(b), of two or more Representatives shall constitute a quorum for the transaction of business.

             (d) All decisions of the Management Board shall be made by the concurring vote, either in person, by proxy, or by written affirmation, of two or more of the Representatives.

             (e) The Management Board shall have the right to designate one or more employees of any partner to have the power and authority to approve and execute, on behalf of

                                                                       GSE 03562
the Partnership, contracts and such other matters as the Management Board may from time to time specify.

     4.04. DECISIONS. All Decisions with respect to the Partnership business shall require the approval of the Management Board. Accordingly, notwithstanding anything in this Agreement to the contrary, no Partner shall have the right or the power, except in the case of an expenditure or other matter precipitated by an emergency where it is impossible to get the advance approval of the Management Board (with any such emergency expenditures or other matter to be promptly brought to the attention of the Management Board), to make any commitment or engage in any undertaking on behalf of the Partnership unless and until the Management Board has authorized the same. Without limitation to the foregoing, no Partner shall without the consent of the Management Board act with respect to the following:

             (a) any and all Partnership financing and refinancing, including, without limitation, commitments to secure the same, and the securing of, amendment to, or modification of any of the documents or instruments relating thereto or the prepayment of any obligation incurred pursuant to any of the foregoing;

             (b) the sale, transfer, pledge, assignment, or other disposition of any material asset owned by the Partnership;

             (c) the purchase, lease, or other acquisition by the Partnership of any material property or assets or any interest therein;

             (d) the entering into of any transaction without the prior specific authorization of the Management Board; provided that any Partner having a Sharing Ratio of 25% or more may enter into contracts not meeting the foregoing requirements on behalf of the Partnership in the case of contracts precipitated by emergencies where it is impossible to get the advance approval of the Management Board (with any such emergency expenditures to be promptly brought to the attention of the Management Board);

             (e) the adoption of annual operating and capital expenditure budgets for the Partnership;

             (f) the retaining of the services of any consulting engineers, auditors, attorneys, or other independent contractors;

             (g) the modification or amendment of any material agreement or contract of the Partnership or the making of any material decision which the Partnership is required or entitled to make pursuant to such agreements;

             (h) the entering into of any contract or other instrument not authorized or contemplated by the then current approved budgets of the Partnership;

                                                                       GSE 03563

             (i) the distribution of Partnership funds to a Partner other than for payment or reimbursement of permitted expenditures or the repayment in accordance with their terms of any loans made pursuant to the Financing Commitment;

             (j) the hiring by the Partnership of any personnel, the termination of any such personnel, and the transfer of any such personnel from the employ of the Partnership to the employ of any Partner or any of their respective Affiliates;

             (k) the expenditure of any sums with respect to any budgeted item after the time that the Partner which has been assigned responsibility for the conduct of the particular function involved has actual knowledge of an over-expenditure of such budgeted item by more than 10% (it being the intent of the Partners that such Partner shall immediately inform the Management Committee when it has actual knowledge of such over-expenditure and the estimated amount necessary to complete the affected operations), and the Management Board shall either approve or disapprove the further expenditure of such estimated amount within seven days after written notification with respect to such over-expenditure is delivered to the Management Board;

             (l) the assignment or other disposition of the property of the Partnership in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

             (m)  disposing of the goodwill (if any) of the Partnership;

             (n) the confessing of a judgment against the Partnership or the settlement of any claim or lawsuit involving the Partnership or its property;

             (o) the submission of a Partnership claim or liability to arbitration or litigation;

             (p) the mortgaging, pledging, granting of a security interest in, or otherwise encumbering all or any part of any asset of the Partership:

             (q) the performance of any act or the taking of any action which may have a significant effect upon the business of the Partnership or the rights or obligations of the Partnership and is not otherwise permitted pursuant to subparagraphs (a) through (p) of this Section 4.04;

             (r) the performance of any act or the taking of any action which may make it impossible to carry on the ordinary business of the Partnership; and

             (s) the making of any other decisions conferred upon the Management Board by this Agreement.

                                                                       GSE 03564

     The Partners agree that from time-to-time they will review the appropriateness of the definition of the term "Decisions," as set forth above, with a view toward making such changes as they shall deem appropriate in light of their experience in operating hereunder.

     Section 4. ACCOUNTING. Section 6.01 of the Partnership Agreement is hereby amended and restated in its entirety, as follows:

            6.01. BOOKS AND RECORDS. The books and records of the Partnership shall be kept at the principal place of business of the Partnership, or at such other place as shall be agreed to by the Partners. The method of accounting for financial reporting purposes shall be (a) accrual, (b) calendar year basis, and
(c) in accordance with generally accepted accounting principles. The Partnership books and records shall reflect all Partnership transactions, and be appropriate and adequate for conducting the Partnership business. On or before February 15 of each year, the Management Board shall cause to be delivered to each Partner financial statements of the Partnership for the prior year which need not be audited.

     Section 5. CERTAIN LIMITED PURPOSE AMENDMENTS. A new Section 11.15 is hereby added to the Partnership Agreement, as follows:

            11:15 SPECIAL AMENDMENTS. Solely for purposes of facilitating the purchase by GI of 99.999% of Paratech's general partner interest in the Partnership pursuant to that certain Purchase Agreement dated as of December 16, 1994, by and between GES, Bryan M. McGroarty, Patrick J. McGroarty, Harlan A. Schmidt and Paratech and the admission of GI as an additional Partner of the Partnership, compliance by Paratech and/or Gundle with any otherwise applicable provisions of Articles VII, VIII and IX of this Agreement solely in connection with such purchase is hereby waived; however, both Paratech and Gundle shall continue for all other purposes to be subject to any and all obligations imposed upon them by, but each hereby waives and relinquishes in perpetuity any rights which it has or may have under, such Articles VII, VIII and IX of this Agreement. Moreover, except as otherwise provided by applicable law and anything else in this Agreement to the contrary notwithstanding, the Partnership shall not be dissolved upon or as a consequence of the occurrence to Paratech of any of the events contemplated in Section 10.01(b), (c) or (d) of this Agreement.

     Section 6. NOTICES. The addresses for notices in Section 11.02 of the Partnership Agreement are hereby amended as follows:

            If to Gundle, GI or the Representatives:
                   c/o Gundle Environmental Systems, Inc.
                   19103 Gundle Road
                   Houston, Texas 77073
                   ATTN: Corporate Counsel
                   FAX: (713) 230-2504

                                                                       GSE 03565

            If to Paratech:
                   Paratech, Inc.
                   c/o Harlan A. Schmidt
                   P.O. Box 1048
                   1230 North Avenue
                   Spearfish, South Dakota 57783
                   FAX: (605) 642-2623

     Section 7. EFFECTIVE DATE OF AMENDMENT. This Amendment No. 1 to the Partnership Agreement shall become effective on December 16, 1994 (the "Effective Date") retroactive as to the revised definition of "Affiliate" to August 31, 1989, regardless of whether any Partner executes this Amendment No. 1 before or after the Effective Date.

     Section 8. Except as expressly amended hereby, the Partnership Agreement shall remain unchanged and in full force and effect and is hereby ratified by the Partners.

     IN WITNESS WHEREOF, the Partners have executed this Amendment No. 1 as of the Effective Date.


GUNDLE VENTURES, INC.                             PARATECH, INC.
(Partner)                                        (Partner)

By: /s/ THOMAS L. CALTRIDER                     By: /s/ HARLAN A. SCHMIDT
   -------------------------                       ----------------------
     Thomas L. Caltrider,                            Harlan A. Schmidt,
     President                                       President

and                                             and


By: /s/ ROGER J. KLATT                          By: /s/ BRYAN M. MCGROARTY
   -------------------                             -----------------------
     Roger J. Klatt,                                 Bryan M. McGroarty,
     Secretary                                       Secretary

                                                                       GSE 03566

GUNDLE INTERNATIONAL, INC.                      ACCEPTED AND AGREED TO:
(Partner)                                       PG TECHNOLOGY CO.


By:  /s/ THOMAS L. CALTRIDER                    By Its Management Board:
   -------------------------
     Thomas L. Caltrider,
     President                                   /s/ BRYAN M. MCGROARTY
and                                             ----------------------------
                                                Bryan M. McGroarty

By:  /s/ ROGER J. KLATT                          /s/ PATRICK J. MCGROARTY
   -------------------------                    ----------------------------
     Roger J. Klatt,                             Patrick J. McGroarty
     Secretary

                                                 /s/ HARLAN A. SCHMIDT
                                                ----------------------------
                                                Harlan A. Schmidt

                                                 /s/ THOMAS L. CALTRIDER
                                                ----------------------------
                                                Thomas L. Caltrider

                                                 /s/ ROGER J. KLATT
                                                ----------------------------
                                                Roger J. Klatt


                                                 /s/ FRIEDRICH STRUVE
                                                ----------------------------
                                                Friedrich Struve

                                                                       GSE 03567

                        AGREEMENT OF GENERAL PARTNERSHIP
                                       OF
                                PG TECHNOLOGY CO.

     This Agreement is made and entered into as of August 31, 1989, by and between Gundle Ventures, Inc., a South Dakota corporation ("Gundle") and Paratech, Inc., a. South Dakota corporation ("Paratech"), for the purpose of forming a general Partnership under the South Dakota Uniform Partnership Act (South Dakota Compiled Laws Chapters 48-1 through 48-5, inclusive) to conduct the operations herein contemplated under the name "PG Technology Co."

     In consideration of the mutual covenants, rights, and obligations contained herein, and the benefits to be derived therefrom, Gundle and Paratech hereby agree as follows:

                                       I.

                                   DEFINITIONS

     "Affiliate" means, with respect to a Partner, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Partner. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to elect a majority of its board of directors and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. Paratech and Paramount Technical Products, Inc. are under common control and Gundle is a wholly-owned subsidiary of Gundle Environmental Systems, Inc.

     "Application Licenses" has the meaning specified in the Joint Licensing and Development Agreement Attached hereto as Exhibit A.

     "Breaching Partner" has the meaning specified in Section 10.01(e).

     "Controversy" has the meaning specified in Section 11.01.

     "Decisions" means the decisions listed in Section 4.04.

     "Defaulting Partner" has the meaning specified in Section 10.01(e).

                                                                       GSE 03535

     "Disposition Notice" has the meaning specified in Section 8.01.

     "Facility" means a manufacturing facility to be constructed at Spearfish, South Dakota to house a wide-sheet, sodium bentonite-to-high density polyethelene membrane application line.

     "Financing Commitment" has the meaning specified in the commitment letter attached hereto as Exhibit B.

     "First Partner" has the meaning specified in Section 8.01.

     "Invoking Partner" has the meaning specified in Section 9.02.

     "Management Board" means the management board created in Section 4.03.

     "Notice" has the meaning specified in Section 9.02.

     "Partners" means Paratech and Gundle and any other Person hereafter admitted to the Partnership pursuant to the terms of this Agreement.

     "Partnership" means the partnership created by this Agreement.

     "Person" means an individual, partnership, corporation, trust, unincorporated association, or other entity or association.

     "Primacy Patents" has the meaning specified in the Joint Licensing and Development Agreement attached hereto as Exhibit A.

     "Recipient Partner" has the meaning specified in Section 9.02.

     "Representatives," "Paratech Representatives," and "Gundle
Representatives" have the meanings specified in Section 4.03.

     "Second Partner" has the meaning specified in Section 8.0l.

     "Sharing Ratio" means in the ratio of 50% to Paratech and 50% to Gundle.

     "Year" means each twelve-month period commencing With January 1, 1989.

                                                                       GSE 03536

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                                       II.

                                  ORGANIZATION

     2.1. FORMATION OF PARTNERSHIP. The Partners hereby enter into and form a general partnership for the purposes and scope set forth hareinbelow. Except as provided to the contrary in this Agreement, the rights and obligations of the Partners shall be governed by the provisions of the South Dakota Uniform Partnership Act.

     2.2. NAME AND QUALIFICATION. The name of the Partnership is PG Technology Co. and all business of the Partnership shall be conducted under such name; provided, however, subject to all applicable laws, the business of the Partnership may be conducted under any other name or names as the Management Board may from time to time deem appropriate to comply with the laws of each jurisdiction in which the Partnership shall conduct business. Contemporaneously with the execution of this Agreement, the Partners have executed (and cause to be filed) the assumed name certificate required by Applicable South Dakota Law. The Partners shall also execute and deliver (and cause to be filed in each other jurisdiction where such filing is appropriate} such additional documents and perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification and operation of a general partnership in each jurisdiction in which the Partnership shall conduct business.

     2.03. PLACE OF BUSINESS. The principal place of business of the Partnership shall be at the Facility, or at such other place as the Management Board may from time to time determine to be necessary or desirable. The Partnership may establish additional offices at such other places within or outside the State of South Dakota as the Management Board way from time to time determine to be necessary or desirable.

     2.04. TERM. The Partnership shall commence on the date of this Agreement and, unless sooner terminated as provided in this Agreement, shall continue until the last day of the Year in which the last of the following events shall occur: (i) all obligations with respect to any and all outstanding indebtedness of the Partnership are discharged in full, or (ii) the last of the Primary Patents shall have expired or shall have been determined by the final non-appealable order of a court of competent jurisdiction to be void or unenforceable in the United States or to infringe upon the patents of others, or
(iii) December 31, 2039.

                                                                       GSE 03537

     2.05. PURPOSE. The purpose of the Partnership is to construct, own and operate the Facility and its assets, market and sell the products manufactured at the Facility, and enter into such financing arrangements, and engage in such other activities as the Management Board may from time to time determine to be appropriate or desirable.

                                      III.

                                  CONTRIBUTIONS

     3.01. INITIAL CONTRIBUTIONS. On the day following the execution of this Agreement, each Partner will pay to the Partnership the sum of $50,000 which amount shall constitute a contribution to capital in its entirety. At or prior to the purchase or lease by the Partnership of any property for the construction of the Facility or the undertaking by the Partnership of any other significant financial commitment, the Partners shall make additional contributions to the Partnership's capital, as follows: (i) Gundle shall contribute the Financing Commitment (but not the funds underlying the same, which funds when advanced shall constitute loans and not capital contributions), and (ii) Paratech shall either contribute the Application Licenses or cause the same to be contributed.

     3.02. OTHER CONTRIBUTIONS. Following completion of the above contributions, the book capital accounts of the Partnership will be equal, and all other contributions will be made in the Sharing Ratios.

     3.03.   ADDITIONAL CONTRIBUTIONS.

             (a) Without creating any rights or remedies in favor of or enforceable by any third party (other than any Person that is admitted to the Partnership as a Partner), each Partner shall contribute its Sharing Ratio of all amounts which the Management Board from time to time determines is necessary to carry out the purposes of the Partnership and to discharge its liabilities as they become due. Contributions will be due within seven days after the amount is determined by the Management Board. A Partner may not make a contribution to the Partnership unless such contribution is approved by the Management Board. In addition, the Partner which has been assigned responsibility by the Management Board for the conduct of a particular function for which additional funding is required shall have the right to require each Partner to pay to the Partnership in advance the estimated amount of cash equal to its Sharing Ratio, to the extent not then available from existing accounts of the Partnership or out of funds available to it under the Financing Commitment, needed in carrying out an approved budget or to satisfy a

                                                                       GSE 03538
legally binding obligation of the Partnership. This right shall be exercised by such Partner sending to the other Partner a notice of the amount required on or before the 20th day of the month preceding the month for which the advance is required, and each Partner shall pay such cash call 15 days after it receives notice thereof. The exclusive method of contesting a cash call made in accordance with the preceding provisions shall be to pay the cash call under protest and then to resolve the dispute by negotiation, arbitration or litigation.

             (b) Without limiting the generality of the provisions of Section 3.03(a), the Partners hereby agree to make, in accordance with the Sharing Ratio, additional payments to the Partnership (i) to fund any operating cash shortfalls of the Partnership, (ii) to fund capital improvements contemplated by any approved budget for the Partnership, and (iii) to fund any obligation of the Partnership which it may at the time be legally obligated to pay, but which amounts cannot be funded from Partnership cash flow from operations or from amounts available to it under the Financing Commitment. Unless otherwise deter-mined, by the Management Board, the payments by the Partners to the Partnership contemplated by this Section 3.03(b) shall be made in the form of advances or loans on such uniform terms as shall be determined by the Management Board at the time of payment.

     3.04. RETURN OF CONTRIBUTIONS. No Partner shall be entitled to the return of its contribution to the Partnership or to be paid interest by the Partnership in respect of either its capital account or any contributions made by it to the Partnership other than with respect to contributions made as loans pursuant to the provisions of Section 3.03(b) or pursuant to the Financing Commitment.

     3.05. FAILURE TO CONTRIBUTE. If (i) any Partner fails to contribute timely all or any portion of any monetary sum (including, without Limitation, the contribution amount set by the Management Board pursuant to Section 3.03(b)) that it has agreed to contribute pursuant to the provisions of this Agreement, and (ii) such failure continues for a period of seven days after receipt by such Partner of notice from the other Partner (such Partner being hereinafter referred to as the "Delinquent Partner") specifying such failure, then the other Partner (herein-after referred to as the "Non-Delinquent Partner"), may, at its option:

            (a) Advance that portion of such contribution which is in default, with the following results:

                                                                       GSE 03539

     (i) the sums thus advanced shall be deemed to be loans from the Non-Delinquent Partner to the Delinquent Partner and a contribution of such sums to the Partnership by the Delinquent Partner; (ii) these loans shall earn interest at a rate equal to the prime rate of NCNB Texas National Bank, plus 1%, from the date that the advance was made until the date that such advance, together with all interest accrued thereon, is repaid to the Non-Delinquent Partner through the distributions referred to in clause
     (iii) of this Section 3.05(a); (iii) the repayment of these loans shall be made from the cash of the Partnership to be distributed to the Delinquent Partner before any cash is distributed to the delinquent Partner during the term of the Partnership and from cash and the fair market value of property to be distributed to the Delinquent Partner after dissolution; and
     (iv) all payments shall be first applied to interest earned and unpaid and then to principal; or

            (b) Exercise such other eight and remedies to which such Partner may be entitled at law or in equity or by statute.

     3.06. CUMULATIVE REMEDIES. No remedy herein conferred upon or reserved to a Partner is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of a Partner to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiesence therein; and every power and remedy given by this Article III to a Partner may be exercised from time to time and as often as may be deemed expedient by the Partner.

                                       IV.

                          MANAGEMENT OF THE PARTNERSHIP
                                       AND
                               PARTNERSHIP ASSETS

     4.01. GENERAL. The Partners shall have equal rights in the management and conduct of the business of the Partnership and shall exercise such rights through decisions of the Management Board described in Section 4.03.

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     4.02.   ADMINISTRATION.

             (a) The Partners intend that responsibility for various administrative functions, such as accounting, tax and legal will be assigned to each of the Partners or to third parties as decided by the Management Board. The Management Board in determining such assignments shall have the authority to define the scope of the responsibility being assigned and the appropriate level of compensation for such assignment.

             (b) Any Partner assigned responsibility by the Management Board or pursuant to this Agreement for the conduct of a particular function shall not be held liable or responsible to the other Partner or to the Partnership for any losses sustained or liabilities incurred in connection with or attributable to errors in judgment or other fault of such Partner in carrying out its responsibilities, except that which is attributable to such Partner's gross negligence, bad faith or fraud, and except to the extent such Partner shares in any such losses or liabilities by virtue of its Sharing Ratio.

     4.03. MANAGEMENT BOARD. The Partners shall participate in the management and conduct of the business of the Partnership through a management board comprised of six representatives, of whom three shall be appointed by Gundle (hereinafter referred to as the "Gundle Representatives") and three shall be appointed by Paratech (hereinafter referred to as the "Paratech Representatives"). Except as set forth in the succeeding provisions of this
Section 4.03, the Management Board shall conduct its proceedings in accordance with such rules and through such committees as it may from tine to time establish. The Management Board shall keep minutes of its meetings and of the actions taken by it.

             (a) Each Representative shall serve at the pleasure of the Partner that appointed him and may be removed, with or without cause, by the appointing Partner upon notice thereof given by the appointing Partner to the other
Partner and to the other Representatives. If a Representative should become unable to serve, or should resign, or be removed, the Partner that appointed him shall have the right to designate his successor by notice to the other Partner and to the other Representatives.

             (b) Meetings of the Management Board may be called by any Representative by giving five days' prior notice thereof to each of the other Representatives Notice of each meeting shall state the date and time such meeting is to be held and purposes for which it is called. The place of the meeting shall be determined by the Management Board. Prior notice of any meeting

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need not be given if notice thereof is waived in writing by all Representatives or if the action in question is taken pursuant to the provision of the immediately succeeding sentence. Any action required or permitted to be taken at a meeting of the Management Board may be taken (i) without a meeting if at least two Gundle Representatives and at least two Paratech Representatives consent thereto in writing and such writing is filed in the records of the Management Board, or (ii) by means of a telephone conference in which at least two Gundle Representatives and at least two Paratech Representatives can hear and speak to each other (with the action taken during such telephone conference to be reduced to writing and filed in the records of the Management Board).

             (c) The presence at a meeting, either in person or by proxy (or the participation in the written consent or telephone conference referred to in the last sentence of Section 4.03(b)), of two or more of the Gundle Representatives and two or more of the Paratech Representatives shall constitute a quorum for the transaction of business.

             (d) All decisions of the Management Board shall be made by the concurring vote, either in person, by proxy, or by written affirmation, of two or more of the Representatives of each Partner. Any Person that is an assignee of a Partner but that does not acquire the entire Partnership interest of such Partner shall be deemed for the purposes of this Article IV to be associated with the Partner from which such Person acquires its interest and shall not be entitled to a vote (or share of a vote) except to the extent (if any) expressly provided for in an Agreement executed by such assignee, the Partner from whom such assignee acquires its interest, and the other Partner.

             (e) The Management Board shall have the right to designate one or more employees of each of the Partners to have the power and authority to approve and execute, on behalf of the Partnership, contracts and such other matters as the Management Board may from time to time specify.

     4.04. DECISIONS. All Decisions with respect to the Partnership business shall require the approval of the Management Board. Accordingly, notwithstanding anything in this Agreement to the contrary, neither Partner shall have the right or the power, except in the case of an expenditure or other matter precipitated by an emergency where it is impossible to get the advance approval of the Management Board (with any such emergency expenditures or other matter to be promptly brought to the attention of the Management Board), to make any commitment or engage in any undertaking on behalf of the Partnership unless and until the Management Board has authorized the same. Without

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limitation to the foregoing, neither Partner shall without the consent of the
Management Board act with respect to the following:

             (a) any and all Partnership financing and refinancing, including, without limitation, commitments to secure the same, and the securing of, amendment to, or modification of any of the documents or instruments relating thereto or the prepayment of any obligation incurred pursuant to any of the foregoing;

             (b) the sale, transfer, pledge, assignment, or other disposition of any material asset owned by the Partnership;

             (c) the purchase, lease, or other acquisition by the Partnership of any material property or assets or any interest therein;

             (d) the entering into of any single transaction that either (i) involves expenditures in excess of $50,000 not authorized by the then current budgets of the Partnership, or (ii) involves expenditures in excess of $100,000 during the Year in question when aggregated with the expenditures of all other transactions which (aa) are not authorized by the then current budgets of the Partnership, and (bb) were entered into by the Partner in question during such Year without the prior specific authorization of the Management Board; provided that a Partner may enter into contracts not meeting the foregoing requirements on behalf of the Partnership in the case of contracts precipitated by emergencies where it is impossible to get the advance approval of the Management Board (with any such emergency expenditures to be promptly brought to the attention of the Management Board);

             (e) the adoption of annual operating and capital expenditure budgets for the Partnership;

             (f) the retaining of the services of any consulting engineers, auditors, attorneys, or other independent contractors;

             (g) the modification or amendment of any material agreement or contract of the Partnership or the making of any material decision which the Partnership is required or entitled to make pursuant to such agreements;

             (h) the entering into of any contract or other instrument not authorized or contemplated by the then current approved budgets of the Partnership;

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             (i)  the distribution of Partnership funds to a Partner other than for payment or reimbursement of permitted expenditures or the repayment in accordance with their terms of any loans made pursuant to the Financing Commitment;

             (j) the hiring by the Partnership of any personnel the termination of any such personnel, and the transfer of any such personnel from the employ of the Partnership to the employ of either Partner or any of their respective Affiliates;

             (k) the expenditure of any sums with respect to any budgeted item after the time that the Partner which has been assigned responsibility for the conduct of the particular function involved has actual knowledge of an over-expenditure of such budgeted item by more than 10% (it being the intent of the Partners that such Partner shall immediately inform the Management Committee when it has actual knowledge of such over-expenditure and the estimated amount necessary to complete the affected operations), and the Management Board shall either approve or disapprove the further expenditure of such estimated amount within seven days after written notification with respect to such over-expenditure is delivered to the Management Board;

             (l) the assignment or other disposition of the property of the Partnership in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

             (m)  disposing of the goodwill (if any) of the Partnership;

             (n) the confessing of a judgment against the Partnership or the settlement of any claim or lawsuit involving the Partnership or its property;

             (o) the submission of a Partnership claim or liability to arbitration or litigation;

             (p) the mortgaging, pledging, granting of a security interest in, or otherwise encumbering all or any part of any asset of the Partnership;

             (q) the performance of any act or the taking of any action which may have a significant effect upon the business of the Partnership or the rights or obligations of the Partnership and is not otherwise permitted pursuant to subparagraphs (a) through (p) of this Section 4.04;

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             (r)  the performance of any act or the taking of any action which may make it impossible to carry on the ordinary business of the Partnership; and

             (s) the making of any other decisions conferred upon the Management Board by this Agreement.

     The Partners agree that promptly after the first twelve months of operation hereunder, they will review the appropriateness of the definition of the term "Decisions," as set forth above, with a view toward making such changes as they shall deem appropriate in light of their experience in operating hereunder.

                                       V.

                          ALLOCATIONS AND DISTRIBUTIONS

     5.01. GENERAL. All items of income, gain, loss, deduction and credit, as well as any Partnership basis in properties, shall be allocated or apportioned in the Sharing Ratios.

     5.02. DISTRIBUTIONS. All cash of the Partnership which the Management Board determines is not necessary to pay obligations of the Partnership shall be distributed to the Partners in their Sharing Ratios, except as otherwise required to carry out the provisions of Section 3.05. Such distributions shall be made not less frequently than annually, which, it is intended, will be sufficient in any event to pay the tax obligations incurred by the Partners from Partnership operations. Pending any such distributions, any excess Partnership cash shall be deposited in such interest-bearing accounts or other investments as the Management Board may from time-to-time designate.

                                       VI.

                      ADMINISTRATIVE AND ACCOUNTING MATTERS

     6.01. BOOKS AND RECORDS. The books and records of the Partnership shall be kept at the principal place of business of the Partnership, or at such other place as shall be agreed to by the Partners. The method of accounting for financial reporting purposes shall be (a) accrual, (b) calendar year basis, and
(c) in accordance with generally accepted accounting principles. The Partnership books and records shall reflect all Partnership transactions, and be appropriate and adequate for conducting the Partnership business. On or before February 15 of each year, the Management Board shall cause to be delivered to each Partner financial statements of the Partnership for the prior year certified by the Partnership's Independent Accountants. There

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shall also be forwarded to both Partners within thirty days after the end of each month, unaudited financial statements and a monthly operating statement. The Management Board shall cause to be made, in connection with any financings, such reports, cause to be submitted such information, and cause to be performed such additional duties as may be required of the Partnership. Each Partner shall furnish in a timely manner, much information with respect to the Partnership as may be reasonably required to enable the Partnership to discharge the above obligations.

     6.02. TAX RETURNS. The Management Board shall cause to be prepared, at the cost and expense of the Partnership, all necessary federal and state partnership and corporation tax returns not later than thirty days before such partnership returns must be filed. Upon approval by the Management Board of such returns, they shall be promptly filed with the appropriate governmental agencies.

     6.03. AUDITS. Each Partner, at its sole cost and expense, shall have the right at all reasonable times during usual business hours to audit, examine, and make copies of or extracts from the books of account and all other records of the Partnership. Such right may be exercised through any agent or employee of such Partner designated by it or by an independent certified public accountant designated by such Partner. Each Partner shall have the right to audit the books of account for any Year at any time within the 24-month period following the end of such Year. Each Partner shall bear all expenses incurred in any examination made for such Partner.

     6.04. BANK ACCOUNTS. All funds of the Partnership shall be deposited in its name in an account or accounts maintained in one or more national banks or state banks selected by the Management Board. Checks shall be drawn upon the Partnership account or accounts only for the purposes of the Partnership and shall be signed by a duly authorized representative of the Partnership designated by the Management Board. The funds of the Partnership shall not be commingled with the funds of any other Person.

                                      VII.

                      DISPOSITION OF PARTNERSHIP INTERESTS

     7.01. LIMITATION ON ASSIGNMENT. Except as specifically set forth in Sections 7.02 and 7.04, and in Articles VIII and IX, no Partner shall, without the consent of the other Partner, sell, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber its interest in the Partnership. For purposes of this Article VII and Article

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VIII, any change in the ownership of (i) Gundle which causes it to cease to be an Affiliate of Gundle Environmental Systems, Inc. or (ii) Paratech which causes it to cease to be an Affiliate of Paramount Technical Products, Inc., shall be deemed to be a disposal of an interest in the Partnership. No Partner shall have the right, without the prior written consent of all other Partners, (i) to effect a disposition to any Person other than an Affiliate that results in any Partner or substitute Partner having less than a 20% interest in the Partnership, or (ii) subject to the provisions of Article VIII of this Agreement, to effect a disposition to any Person (whether or not an Affiliate) that, when aggregated with the total of all other dispositions of Partnership interests within the preceding twelve months, results in the Partnership being considered to have terminated within the meaning of Section 708 of the Internal Revenue Code of 1986, as amended.

     7.02. TRANSFER TO AFFILIATE. subject to the provisions of clause (ii) of the last sentence of Section 7.01, each Partner shall be entitled from time to time, without the consent of the other Partner, to dispose of all or less than all of its Partnership interest to an Affiliate of such Partner provided that, contemporaneously with the disposition of such interest, the Affiliate to whom such interest is disposed shall join in and execute with the Partners a written amendment to this Agreement pursuant to which such Affiliate agrees to be bound by all the terms and provisions of this Agreement and to perform and discharge the obligations and liabilities which are attributable to the interest acquired by such Affiliate. The Partner that is disposing of such interest shall, as between itself and the other Partner, remain responsible for the timely performance and discharge of all obligations and liabilities that are attributable to the interest disposed of to such Affiliates.

     7.03. EFFECT OF ASSIGNMENT. In the event that either Partner disposes of all of its interest in the Partnership to a single assignee in accordance with the provisions of Section 7.02 or Section 8.01, such assignee shall become a substituted Partner hereunder and shall be entitled to all of the rights and privileges of the assigning Partner hereunder under this Agreement, including, without limitation, the right to appoint members to the Management Board pursuant to Section 4.03. In the event that either Partner disposes of part, but not all, of its interest in the Partnership to one or more assignees in accordance with the provisions of Section 7.02 or Section 8.01, the assignee or assignees shall become a substituted Partner hereunder to the extent of the assigned interest, except that (i) such assignee or assignees shall be entitled only to such of the assigning Partner's obligations, rights, and privileges as the agreement

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between the assigning Partner and the assignee shall specify, and (ii) such assignee or assignees may not appoint members to the Management Board or otherwise participate in the management of the Partnership without the unanimous written consent of the Partners.

     7.04. ASSIGNMENTS OF DISTRIBUTIVE RIGHTS. Any Partner may, without first complying with Section 7.01 or Section 8.01, assign to any Person all or any portion of its right to receive distributions from the Partnership; provided, however, that no such assignment shall be effective as to the Partnership or any non-assigning Partner until such non-assigning Partner shall have first received a copy of the instrument of assignment executed by both the Partner-assignor and the assignee of such distributive right.

                                      VIII.
                         PREFERENTIAL RIGHT OF PURCHASE

     8.01. PREFERENTIAL RIGHT OF PURCHASE. Should any Partner at any time desire to sell, assign, transfer, exchange, or otherwise dispose of all or any part of its interest in the Partnership (other than pursuant to a disposition expressly permitted by Sections 7.02 and 7.04 (to the extent therein permitted), or pursuant to Article IX (to which disposition the provisions of this Article VIII shall not apply]), such Partner (hereinafter referred to as the "First Partner") shall promptly give written notice (hereinafter referred to as the "Disposition Notice") thereof to the other Partner (hereinafter referred to as the "Second Partner"). The Disposition Notice shall set forth all relevant information in respect of the proposed disposition, including, without limitation, the name and address of the prospective acquirer, the purchase price, all of which shall be payable in cash, the payment terms, and the manner in which the First Partner proposes to satisfy liabilities which accrue prior to the date of disposition. The Second Partner shall (a) have an optional preferential right (to be exercised by notice to the First Partner given no later than thirty days after the Second Partner's receipt of the Disposition Notice) to acquire, for the same purchase price and on the same payment terms as are set forth in the Disposition Notice, the interest which the First Partner proposes to dispose of, or (b) have the right (to be exercised by notice to the First Partner given no later than thirty days after the Second Partner's receipt of the Disposition Notice) to disapprove and nullify the proposed disposition based upon the unacceptability to the Second Partner of the prospective acquirer or the unacceptability of the manner in which the First Partner proposes to satisfy liabilities which accrue prior to the date of disposition, which liabilities continue to be an obligation of the First Partner as provided in this Partnership Agreement and under the South Dakota Uniform Partnership Act

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(provided, however, that the Second Partner shall not act unreasonably in either regard). If neither of the optional rights set forth in the immediately preceding sentence are exercised within the time period set forth therein, the First Partner shall be obligated either (i) to dispose of its interest to the prospective acquirer named, and for the purchase price and on the payment terms set forth in the Disposition Notice within 120 days after the Second Partner's receipt of the Disposition Notice, or (ii) (if the First Partner either elects not to dispose of its interest in the Partnership or fails to consummate such disposition in accordance with clause (i) of this sentence) to give the Second Partner the opportunity again to exercise the options set forth in the immediately preceding sentence prior to disposing of such interest, it being the intent of the Partners that the First Partner shall not, at any time, be entitled to dispose of its interest to a Person (other than pursuant to a disposition expressly permitted by Sections 7.02 and 7.04 hereinabove or Article
IX) unless it has given the Second Partner the opportunity to exercise the options set forth in the immediately preceding sentence with respect to the disposition in question.

     8.02. CLOSING. If the Second Partner exercises the preferential right set forth in clause (a) of the third sentence of Section 8.01, the closing of the acquisition by the Second Partner of the First Partner's interest shall be held at the principal place of business of the Partnership on a date mutually acceptable to the First Partner and the Second Partner, but in no event more than 120 days after receipt by the First Partner of notice of the Second Partner's election to acquire the First Partner's interest. At such closing, the following transactions shall occur:

             (a) The First Partner shall convey and assign by assignment with general warranty of title to the Second Partner, free and clear of all liens, claims, and encumbrances (including, without limitation, any assignment of distributive rights pursuant to Section 7.04), the interest being disposed execute and deliver to the Second Partner all documents which may be required to give effect to the disposition and of such interest, and acquisition

             (b) the Second Partner shall pay to the First Partner the purchase price specified in the Disposition Notice (except as may otherwise be required to effectuate and carry out the provisions of Section 11.13 for the interest being disposed of).

     8.03. ASSUMPTION OF OBLIGATIONS. Contemporaneously with and as a condition precedent to the disposition of an interest in

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the Partnership pursuant to this Article VIII, the Person to whom such interest is disposed shall join in and execute with the Partners a written amendment to this Agreement pursuant to which such Person agrees to be bound by all of the terms and provisions of this Agreement and to perform and discharge the obligations and liabilities which (i) are attributable to the interest acquired by such Person, and (ii) accrue after the date of its acquisition. Upon the execution of the aforesaid amendment, the First Partner shall be released from any and all obligations and liabilities that (i) are attributable to the interest disposed of, and (ii) accrue after the date of its disposition.

     8.04. SPECIFIC PERFORMANCE. Gundle and Paratech have each made, prior to the date of this Agreement, an evaluation of the personality, character and skills of each other's management and the compatability of the managements of both companies and the other Partner's objectives with their own objectives; that such factors were critical to each of them in their respective decisions to become Partners of the Partnership, and that the restrictions set forth in this
Article VIII and in Article IX are a material part of the consideration received by each Partner in exchange for its agreement to participate in the Partnership, and that the primary intent of such restrictions is to insure that the Partnership interest of either party does not come to rest in the hands or under the control of any person other than the Partner, without consent of the non-selling Partner. Each Partner acknowledges and agrees that such purpose and intent are reasonable and that the restrictions set forth in this Article VIII and in Article IX are reasonable in view of such purpose and intent. Further, both Partners agree that should any disagreement arise in the interpretation of any such restriction as applied to any set of facts, such disagreement shall be resolved by interpreting it and applying each restriction in the manner that will most nearly effectuate the purpose and intent of such restrictions as here stated; and each Partner agrees that the other would be irreparably damaged in the event any of the provisions of this Article VIII or of Article IX were not performed by a selling Partner in accordance with their specific terms or were otherwise breached, because, among other reasons, each such provision relates to the control of the Partnership. It is accordingly agreed that each non-selling Partner shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to specifically enforce such provisions and the terms thereof in any court of the United States or of any state thereof having jurisdiction, in addition to any other remedy to which a non-selling Partner may be entitled, at law or in equity; and each Partner further agrees that for purposes of this Section 8.04 the value of the entire Partnership shall be

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the initial $100,000 of aggregate cash contributions made by the Partners.

                                       IX.

                                 BUY-SELL-OPTION

     9.01. THE BUY-SELL RIGHT. Each of the Partners shall have the right at any time after December 31, 1993 (other than when a Disposition Notice has been given and the period provided in Article VIII by which time the First Partner must consummate a disposition or again give the Second Partner option rights has not yet run) to institute buy-sell procedures in accordance with the succeeding provisions of this Article IX.

     9.02. IMPLEMENTATION OF THE BUY-SELL RIGHT. The Partner desiring to invoke the buy-sell procedure (the "Invoking Partner") shall deliver to the other Partner written notice (the "Notice") (i) declaring that the Invoking Partner has elected to exercise the buy-sell option, and (ii) specifying a purchase price for the Recipient Partners 50% interest in the Partnership (the "Purchase Price"). Within 120 days after its receipt of the Notice, the Recipient Partner must notify the Invoking Partner in writing of its election either to sell its interest in the Partnership to the Invoking Partner or to purchase the Invoking Partner's 50% interest in the Partnership for the Purchase Price, payable all in cash at the time of closing. The failure of the Recipient Partner to notify the Invoking Partner within the aforesaid 120-day period of its election to buy or sell shall conclusively be deemed for all purposes to be an election by the Recipient Partner to sell its interest in the Partnership; such deemed election shall be treated as having occurred on the last day of such 120-day period.

     9.03. CLOSING. The closing of the sale and purchase of the interest in the Partnership shall occur at the principal place of business of the Partnership within 60 days after the Recipient Partner notifies (or is deemed, pursuant to the provisions of the last sentence of Section 9.02 above, to have notified) the invoking Partner of its election to sell or buy. At such closing, the following transactions shall occurs:

             (a) The selling Partner shall convey and assign by assignment with general warranty of title to the purchasing Partner (or to such other person or entity as the purchasing Partner shall designate in writing to the selling Partner) the entire interest of the selling Partner in the Partnership, free and clear of all liens, claims, and encumbrances (including, without limitation, any assignment of distributive rights

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pursuant to Section 7.04, but excluding any lien, claim, or encumbrance granted to secure the obligation of the Partnership or otherwise expressly permitted by the purchasing Partner), and the selling Partner shall execute and deliver to the purchasing Partner all documents required to give effect to the sale and purchase of such interest; and

             (b) The purchasing Partner shall pay or cause to be paid to the selling Partner in cash the Purchase Price for the interest being purchased. In addition, the purchasing Partner shall, to the extent that same is legally permissible, assume the liabilities and obligations that are attributable to the selling Partner's interest in the Partnership, shall make reasonable efforts to cause the selling Partner to be released from said liabilities and obligations with respect to third parties, and shall, to the extent that the selling Partner is not so released, deliver to the selling Partner an agreement pursuant to which the purchasing Partner agrees to protect, indemnify, and hold harmless the selling Partner from and against any and all losses, costs (including, without limitation, reasonable attorneys' fees and the cost of litigation), expenses, liabilities, and obligations which are attributable to the selling Partner's interest in the Partnership.

     9.04. THIRD PARTY AGREEMENTS. Notwithstanding anything to the contrary herein, either Partner shall have the right, in connection with the buy-sell procedure, to enter into such with third; parties (whether in the nature, of a partnership a loan agreement, or otherwise) as such partner may to be appropriate to effectuate its decision to Bell or buy the interest in question.

                                       X.

                           DISSOLUTION AND LIQUIDATION

     10.01. DISSOLUTION. Except as the necessary consequence of exercising the rights and remedies referred to in Section 3.05 and Articles IV, VII and IX and this Article X, no Partner shall have the right to terminate this Agreement or dissolve the Partnership by its express will or by withdrawal without the consent of the other Partner. The Partnership shall be dissolved upon the first to occur of any of the following:

             (a) The decision by the Management Board to dissolve the Partnership;

             (b) either Partner shall (i) voluntarily consent to an order for relief under the bankruptcy laws of the United States

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codified as Title 11 of the United States Code, (ii) seek, consent to, or not contest the appointment of a receiver, custodian, or trustee for itself or for all or any material part of its property, (iii) file a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of any state or other competent jurisdiction, (iv) make a general assignment for the benefit of its creditors, or (v) admit in writing that it is generally not paying its debts as they become due;

             (c) (i) a petition is filed against either Partner seeking an order for relief under the bankruptcy laws of the United States codified as Title 11 of the United States Code, or seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of any state or other competent jurisdiction, or (ii) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of said Partner, a receiver, custodian, or trustee for such Partner, or for all or any material part of its property, and such petition, order, judgment, or decree shall not be and remain discharged or stayed within 60 days after its entry;

             (d) the interest in the Partnership of any Partner is seized or subjected to a charging order by a creditor of such Partner and the same is not released from seizure or charging order or bonded out within 30 days from the date of notice of such seizure or charging order;

             (e) (i) either Partner (hereinafter referred to as the "Breaching Partner") fails to perform any of its material obligations hereunder in any material respect, (ii) such failure continues for a period of 60 days after receipt by the Breaching Partner of notice thereof from the other Partner specifying such failure or, in the event such failure does not concern the payment of monies and is of the nature that it cannot, with due diligence and in good faith, be cured within said 60-day period, the Breaching Partner fails to proceed promptly and with due diligence and in good faith to cure the same, and thereafter to prosecute the curing of such failure with due diligence and in good faith (a Breaching Partner who fails to cure its default within the aforesaid time periods being herein referred to as the "Defaulting Partner"), and (iii) the other Partner gives notice to the Defaulting Partner of its election to dissolve the Partnership; or

             (f)  the expiration of the term set forth in Section 2.04.

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     10.02.  WINDING UP. If the Partnership is dissolved and is not reconstituted by the affirmative vote of the Management Board within seven days after the Management Board receives notice of such dissolution, the affairs of the Partnership shall be wound up and terminated and the Management Board shall cause to be taken an accounting of the Partnership assets, liabilities, and operations through the last day of the month in which the dissolution occurs, which accounting shall be audited by the Partnership's Independent Accountants. The Management Board shall act as a liquidating trustee (hereinafter referred to as the "Trustee") unless one of the Partners is a Delinquent Partner or a Defaulting Partner at dissolution, in which case the other Partner shall serve as Trustee. The Trustee shall be responsible for winding up and terminating the affairs of the Partnership and shall determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, whether and to what extent and under what terms the assets of the Partnership are to be sold or distributed in kind to the Partners, and the amount or necessity of cash reserves to cover contingent liabilities) as it deems advisable and proper. In the event that, at the time of dissolution of the Partnership, there is a debit balance (other than one resulting from depreciation or other non-cash charges) in the capital account of one or both of the Partners, such Partner or Partners shall, prior to any distribution pursuant to this Section 10.02, make cash contributions to the Partnership sufficient to eliminate the debit balance or balances. All assets remaining after payment of Partnership obligations to third parties (including any amounts payable to Gundle or its Affiliates for loans or advances made in respect of the Financing Commitment) shall be distributed to the Partners in their Sharing Ratios [except as may otherwise be required to effectuate and carry out the provisions of Section 11.13]; provided, however, anything else herein to the contrary notwithstanding, Paratech shall have no liability whatsoever for any amounts owed by the Partnership to Gundle or its Affiliates for loans or advances made in respect of the Financing Commitment.

     10.03. TERMINATION. After all the assets of the Partnership have been distributed, the Partnership shall terminate; but if at any time thereafter any funds in any cash reserve fund referred to in Section 10.02 are released because the need for such cash reserve fund has ended, such funds shall be distributed to the Partners in the same manner as if such distribution had been made pursuant to Section 10.02.

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                                       XI.

                                  MISCELLANEOUS

     11.01. RESOLUTION OF PARTNERSHIP OPERATING DISPUTES--LIMITED ARBITRATION. In the event a Partner reasonably believes there is an irreconcilable difference relating to the operation or management of the Partnership and the Partners have not resolved such difference (hereinafter referred to as a "Controversy") within 180 days (or such other period of time as the Partners may at the time agree upon) after either Partner gives notice of such Controversy to the other, then the Controversy in question shall, at the request of either Partner, be resolved by arbitration in accordance with the succeeding provisions of this Section. Any claimed default based upon such Controversy shall be deemed suspended until the Controversy is settled, provided that the Partner claimed to be in default is proceeding diligently with the arbitration.

             (i) If the Partners are unable to agree upon a sole arbitrator within seven days after either Partner has by notice to the other requested arbitration, then each Partner shall appoint an arbitrator (and notify the other Partner of such appointment) and such two arbitrators shall together select, within 15 days after the appointment of the second arbitrator, a third arbitrator. If (x) either Partner fails to notify the other Partner of its appointment of an arbitrator within seven days after receiving notice from the other Partner designating such other Partner's arbitrator, or (y) the first two arbitrators fail to appoint a third within said 15-day period, or (z) any person appointed as an arbitrator by or on behalf of either Partner shall die, fail to act, resign, or become disqualified and the Partner on whose behalf or by whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within 15 days after being requested to do so by the other Partner, the arbitrator in question will be appointed by any United States Federal District Judge (in his individual, and not judicial capacity) for that Federal District of South Dakota in which Spearfish is then situated, upon application of either Partner. Each Partner shall bear and pay the cost of the arbitrator appointed by (or for) it, and the cost of the sole or third arbitrator shall be borne and paid for equally by the Partners.

             (ii) Each arbitrator shall possess the requisite experience and expertise in respect of the matters to which the Controversy relates to enable him or her to perform his or her arbitral duties competently. All

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     arbitration proceedings shall be held in Spearfish, South Dakota. Each
     Partner shall be given reasonable advance notice of the time and place of any arbitration hearing, and each Partner shall have the right to be present, heard and represented by persons of its choice. The decisions of the sole arbitrator or of two of the three arbitrators, as applicable, shall be rendered no later than 90 days after the appointment of the last such arbitrator, and each arbitrator shall be so instructed at the time of his appointment.

             (iii) The decision of the sole arbitrator or of two of the three arbitrators, as applicable, shall be final and binding on the Partners and shall be specifically enforceable in any court having jurisdiction.

     11.02. NOTICE. Any notice provided or permitted to be given under this Agreement must be in writing, but may be served by depositing same in the mail, addressed to the Partner to be notified, postage prepaid, and registered or certified, with a return receipt requested. Notice given by registered mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt. Notice may be served in any other manner, including telex, telecopy, telegram, etc., but shall be deemed delivered and effective as of the time of actual delivery thereof to the addressee; For purposes of notice the addresses of the Partners shall be as follows:

     If to Gundle or the Gundle Representatives:

           Gundle Ventures, Inc.
           19103 Gundle Road
           Houston, Texas 77073
           Attn: David S. Eakin
           FAX: (713) 875-6010.

     If to Paratech or the Paratech Representatives:

           Paratech, Inc.
           2600 Paramount Drive
           P. O. Box 1042
           Spearfish, South Dakota 57783
           Attn: Bryan W. McGroarty
           FAX: (605) 642-7220

     Each Partner may change its address and that of its Representative for notice by the giving of notice thereof in the manner hereinabove provided.

     11.03. INDEPENDENT CONDUCT. Except as otherwise provided in the Joint Licensing and Development Agreement attached hereto

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as Exhibit A, each of the Partners and their respective Affiliates reserve and retain the right to engage in all businesses and activities of any kind whatsoever (irrespective of whether same may be in competition with the business activities of the Partnership), and to acquire and own all assets however acquired and wherever situated, and to receive compensation or profit therefrom, for their own respective accounts and without in any manner being obligated to disclose such business and activities or assets or compensation or profit to the other Partners or to the Partnership.

     11.04. ENTIRE AGREEMENT. This Agreement, which incorporates all prior Understandings relating to the subject matter hereof, sets forth the entire agreement of the Partners with respect to the matter set forth herein and shall not be modified except by written instrument executed by each Partner.

     11.05. WAIVER. The failure of a Partner to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

     11.06. SEVERABILITY. If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, the rights and obligations of the Partners shall be construed and enforced accordingly, and this Agreement shall, thereupon remain in full force and effect.

     11.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF SOUTH DAKOTA.

     l1.08. CONSTRUCTION. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provision hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural. In the event of a conflict among this Agreement and Exhibits, this Agreement shall control.

     11.09. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if

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both of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     11.10. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall apply to, and shall be binding upon, the Partners, their respective successors and assigns, and all Persons claiming by, through, or under any of the aforesaid Persons.

     11.11. CUMULATIVE RIGHTS. Except as otherwise provided in Section 11.01, the rights and remedies provided by this Agreement are cumulative, and the use of any right or remedy by any Partner shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights a Partner may have by law, statute, in equity or otherwise.

     11.12. FURTHER ASSURANCES. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Partner agrees to execute (and acknowledge, if requested) and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and all such transactions.

     11.13. OFFSET. In the event that any sum is payable to any Partner pursuant to this Agreement (including, without limitation, any sum payable pursuant to Articles VII, VIII or IX), any amounts owed by said Partner to the Partnership or to the other Partner relating to the Partnership shall be deducted from said sum before payment to said Partner.

     11.14. DUE AUTHORIZATION. Each Partner represents to the other Partner that the execution of this Agreement by it has been duly authorized by its Board of Directors, that the consummation of the transactions contemplated hereunder will not result in a breach or violation of, or a default under, its Certificate or Articles of Incorporation, its Bylaws, or any agreement by which it or any of its properties is bound or any statute, rule, regulation, order, or other law to which it is subject, and that this Agreement is a binding and enforceable agreement on its part.

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